Exhibit 99.1
Press Release

Company Contact:	Investor Relations Contact:
Mr. William C. Morro, CEO	Mr. Crocker Coulson, President
InterAmerican Group, Inc.	CCG Investor Relations
Phone: 312-957-4172	Phone: +1-646-213-1915 (NY Office)
Email: wmorro@interamerican-group.com	Email: crocker.coulson@ccgir.com
www.cncdev.com

For Immediate Release

InterAmerican Acquisition Group Inc. Announces Adjournment of Special
Meeting of Stockholders

Meeting Adjourned until Tuesday, September 1, 2009

San Diego, California, August 27, 2009 – InterAmerican Acquisition Group Inc. (OTC BB: IAQG; IAQGW; IAQGU) announced today that its special meeting of stockholders, held on August 27, 2009 at 11:00 a.m. New York City time, has been adjourned until 3:00 p.m. on Tuesday, September 1, 2009.  The meeting will take place at its original location, at the offices of Kramer Levin Naftalis & Frankel LLP, counsel to IAG, at 1177 Avenue of the Americas, New York, New York 10036.

About IAG

IAG was formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an unidentified operating business.  IAG is located in San Diego, California with offices at 2918 Fifth Ave., Suite 209.  Additional information about IAG is available on the IAG website: http://iaaginc.com or in IAG’s public filings available from the SEC website: (http://www.sec.gov).